                                                                   EXHIBIT 10.31


                           HOSTING SERVICES AGREEMENT

        This Hosting Services Agreement (the "Agreement") is entered into as of November 10, 1999 (the "Effective Date") by and between Xcare.net, a Delaware corporation with offices at 6400 S. Fiddler's Grin Circle, Englewood, CO 80111, ("Xcare.net"), and Delta Heath Systems, with offices at Stockton, CA ("Client").

        This Agreement includes the following schedules, which are incorporated herein by this reference:

        Schedule 1           Hosting Services Description and Pricing
        Schedule 2           Managed Services Option

        Any notice required or permitted under this Agreement will be in writing and delivered to the address set forth below, or to such other notice address as the other party has provided by written notice.

        THIS AGREEMENT, INCLUDING THE SCHEDULES LISTED ABOVE, CONSTITUTES THE COMPLETE AND EXCLUSIVE UNDERSTANDING OF THE PARTIES WITH REFERENCE TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR SALES PROPOSALS, NEGOTIATIONS, AGREEMENTS AND OTHER REPRESENTATIONS OR COMMUNICATIONS, WHETHER ORAL OR WRITTEN. IF THERE IS ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF CLIENT'S PURCHASE ORDER (OR ANY OTHER PURCHASE OR SALES DOCUMENT) AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL. THIS AGREEMENT MAY BE MODIFIED, REPLACED OR RESCINDED ONLY IN WRITING, AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF EACH PARTY.


AGREED

XCARE.NET                                   CLIENT    DHS
                                                  ------------------------------

------------------------------              ------------------------------------

------------------------------              ------------------------------------

------------------------------              ------------------------------------



By /s/ LORINE SWEENEY                        By /s/ THOMAS R. PARTLOW 11/10/99
  ----------------------------                  --------------------------------
  Lorine Sweeney, Pres. and CEO                 Thomas R. Partlow, President
------------------------------                  --------------------------------
(PRINTED NAME AND TITLE)                        (PRINTED NAME AND TITLE)

                      XCARE.NET HOSTING SERVICES AGREEMENT

1      Xcare.net Obligations

1.1 Xcare.net agrees to provide to Client the Services as described in Schedules attached hereto pursuant to orders placed by Client and accepted by Xcare.net.

1.2 The initial service period for all orders for Services ("Initial Service Period") shall commence upon activation of the Services and remain in effect for a period of two years. If Client and Xcare.net fail to agree on the terms to extend the Services past the Initial Service Period the applicable Schedule for Services shall continue in effect on a month-to-month basis, until terminated by either Client or Xcare.net as provided in Section .4 below.

1.3 The fees for Services are specified in Schedule I of this agreement. Xcare.net will issue invoices ("Invoices") to Client for installation fees for Client's Services and other applicable nonrecurring and recurring fees covering the initial one month period. On a monthly basis, Xcare.net will determine Client's actual usage. After the initial one month period. Xcare.net will issue Invoices on a monthly basis to Client as specified in attached schedules.

2      Client's Obligations

       2.1 Client shall pay Xcare.net the amount specified in the Invoices, in U.S. Dollars, per the payment terms set forth in such invoices. Late payments shall bear interest at one and one-half percent (1.5%) per month or the maximum rate permitted by law whichever is less.

2.2 Client is solely responsible for all updates to Content (as defined below) on Server ("Server") as defined in the applicable Schedule). Client shall update Content on the Server by means of the Internet and a Xcare.net provided secure account.

2.3 Xcare.net shall not obtain any right, title to and/or interest in content, including but not Limited to text, multimedia images (graphics, audio and video), software and other data (collectively "Content") provided by Client and installed by Xcare.net or Client on the Server: however, Xcare.net shall retain title to and all rights in all other intellectual property including but not limited to any know-how related to Xcare.net-provided products or services such as the hardware, software or any other server technology.

2.4 Client acknowledges and agrees that use of the Services is subject to Client's compliance with the terms defined in Xcare.net's Prohibited Uses of Products and Services Policy, attached hereto as Exhibit A, as amended from time to time. Violations of any of the terms of such policy shall constitute a breach hereunder and may result in termination of this Agreement by Xcare.net.

2.5 Client is solely responsible for Content, including any subsequent changes or updates made or authorized by Client. Client warrants and represents that Content: (i) does not infringe or violate the rights of any third party including but not limited to, intellectual property rights (including but not limited to patents, copyrights, trademarks, trade secrets and rights of publicity); (ii) is not defamatory or obscene; and (iii) does not violate any other applicable law. Xcare.net reserves the right (but shall have no obligation) to delete any material installed on a Server in a Xcare.net facility or to disconnect Internet access of a Server which contains Content which Xcare.net believes in good faith breaches any of these warranties. Any breach of these warranties by Client may result in termination of the Services.

2.6. Client acknowledges and agrees that Client assumes all risk related to the processing of transactions related to electronic commerce. Xcare.net reserves the right to discontinue the Services to Client if either Xcare.net believes in good faith that Client has violated the foregoing, or that Client's use of the Services poses a threat to the internal security of the Xcare.net network, the Web hosting facility, other customers, or the Server.

2.7 Upon termination of either this Agreement or any applicable Schedule for Services. User must relinquish use of the Internet Protocol Addresses ("IP Addresses") or address blocks assigned to it in connection with the Services.

2.8 All equipment provided by Xcare.net in connection with this Agreement shall remain the property of Xcare.net.

3      Warranties and Indemnity

3.1 Xcare.net makes no warranties of any kind with respect to Services and products provided under this Agreement. XCARE.NET DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. In any instance involving performance or nonperformance of Services or products provided hereunder. Client's sole remedy shall be (a) in the case of Services, refund of a pro rata portion of the price paid for Services which were not provided, or (b) in the case of products, repair or return of the defective product to Xcare.net for refund at the option of Xcare.net.

       3.1.1 Except as otherwise may be provided in this Agreement, credit for lost Services will be issued only for periods, calculated in fifteen
       (15) minutes increments, in excess of eight (8) hours in a calendar month. Lost Services or "Downtime" is deemed to have occurred only if service becomes unusable by Client as a result of failure of Xcare.net facilities, equipment or personnel used to provide the Services, and only where the interruption is not the result of (a) negligence or other conduct of Client or its agents, including a failure or malfunction resulting from applications or services provided by Client or its agents. (b) failure or malfunction of any equipment or services not provided by Xcare.net. (c) circumstances beyond the control of Xcare.net, or (d) interruption due to scheduled maintenance, alteration, or implementation. All claims must be made within 60 days of the date of such lost Services.

3.2 IN NO EVENT WILL XCARE.NET, IT'S SUBSIDIARIES OR ITS OR THEIR AGENTS, BE LIABLE TO CLIENT FOR ANY DAMAGES, INCLUDING LOST PROFITS, LOSS OF DATA, OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY OTHER DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE PURCHASE, USE OR PERFORMANCE OF THE SERVICES. Xcare.net will not be liable for any damages Client may suffer arising out of Client's use, or inability to use, the Services or related products. In no event shall Xcare.net be liable for unauthorized access to Client's transmission facilities or Client premise equipment or for unauthorized access to or alteration, theft or destruction of Client's data files, programs, procedure or information through accident, fraudulent means or devices, or any other method, except where such unauthorized access occurs through Xcare.net facilities or premises.

3.3 Xcare.net's liability for damages to Client for any cause whatsoever, regardless of form of action, including negligence, shall not exceed an amount equal to the price of products and Services purchased by Client during the twelve month period preceding the event which caused the damages or injury: provided, however, that this limitation shall not apply to damages to Client for personal injuries or destruction of tangible personal property proximately caused by the negligence of Xcare.net.

3.4 Xcare.net will indemnify and hold Client harmless against any claim or demand by any third party that any hardware or software provided to Client hereunder, infringes any United States copyright or trade secret. Except for damages incurred by Xcare.net caused by (a) proprietary rights infringement claims as provided for above, or (b) damages for personal injuries or destruction of tangible property proximately caused by Xcare.net's gross negligence or willful misconduct. Client agrees to indemnify and hold Xcare.net harmless against any claim or demand by any third party due to or arising out of the use by Client of Services and related products provided hereunder.

3.5 Client will indemnify and hold Xcare.net harmless against any claim or demand by any third party brought as a result of Client's violation of the Xcare.net Prohibited Uses Policy or and third party claims Content provided by Client or by Xcare.net at Client's request.

4      Termination


4.1 Either party may terminate this Agreement by providing the other party with at least sixty (60) days notice.

4.2 Client may cancel or terminate this Agreement in the event of three (3) or more "service interruptions" in excess of four (4) hours duration during any thirty (30) day period, during the term of this Agreement. A "service interruption" is deemed to have occurred only if service becomes unusable by Client as a result of failure of Xcare.net facilities, equipment, or personnel used to provide the Services, and only where the interruption is not the result of (a) negligence or other conduct of Client or its agents, including a failure or malfunction resulting from applications or services provided by Client or its agents, (b) failure or malfunction of any equipment or services not provided by Xcare.net. (c) circumstances beyond the control of Xcare.net. or (d) interruption due to scheduled maintenance, alteration, or implementation.

4.3 This Agreement may be terminated by either party in the event of (i) any material breach of any of the terms and conditions of this Agreement by the other party, which default continues in effect after the defaulting party has been provided with written notice of default and thirty (30) days to cure such default: (ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either party of its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property: (iii) either party's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it: or (iv) either party's making a general assignment for the benefit of creditors: or either party's becoming insolvent: or either party taking any corporate action to authorize any of the foregoing.

4.4 In the event of termination by Client for any reason other than expiration of a service order, or breach as defined in subsection 4.3. or a service interruption as defined in subsection 4.2. Client agrees to immediately pay Xcare.net as a cancellation fee all monthly recurring fees specified in the quote provided by Xcare.net for such service order for the balance of the then current term. Upon termination of this Agreement, Client must relinquish use of the Internet Protocol Addresses ("IP Addresses") or address blocks assigned to it in connection with the Services.

5      General

5.1 Force Majeure. In the event that either party is unable to perform any of-its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including but not limited to natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

5.2 Assignment Neither party shall have the right to assign this Agreement without the prior written consent of the other party: provided, that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

5.3 Severability In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect.

5.4 Waiver Waiver of any breach or failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

5.5 Notices All notices, demands, requests or other communications required or permitted under this Agreement will be deemed given when (i) delivered personally: (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid: or (iii) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt.

5.6 Governing Law This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of [Colorado] without reference to conflict of law principles.

5.7 Jurisdiction All disputes arising out of or relating to this Agreement shall be submitted to the non-exclusive jurisdiction of the state and federal courts encompassing Denver, Colorado, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto.

5.8 Headings Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning construction or scope of any of the provisions hereof.

5.9 Independent Contractors The relationship of the parties hereunder shall be that of independent contractors Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

5.10 Execution in Counterparts This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which when taken together, shall constitute one and the same instrument.

5.11 Publicity Client understands that Internet use, and related products and Services provided under this Agreement, may require registrations and related administrative reports which are public in nature. In addition Client agrees Xcare.net may include its name and a description of the provided services as a reference or in client portfolios.

                                    EXHIBIT A

                      XCARE.NET PROHIBITED USES POLICY FOR

                           XCARE.NET HOSTING SERVICES

The following actions are defined by Xcare.net as "system abuse" and are strictly prohibited under the Xcare.net Hosting Services Agreement. The examples named in this list are not exhaustive and are provided solely for guidance to Clients using the Xcare.net Hosting Services. If any Client is unsure of whether a contemplated use or action is permitted, it is Client's responsibility to determine the permitted use by contacting Xcare.net via electronic mail at brussell@xcare.net. The following activities are expressly prohibited and could result in termination of a Client's Xcare.net Hosting Services Agreement.


     General

      - Resale of Xcare.net's products and services, unless specifically permitted and documented in a separate written agreement or the initial Client contract.

      - Using the facilities and capabilities of Xcare.net or its services to conduct any illegal activity or other activity that infringes the rights of others.

      - Deceptive on-line marketing practices. The United States Federal Trade Commission has issued informative guidelines for proper on-line marketing schemes. For more information about the FTC gradelines review the Deception Policy Statement from the FTC.

      - Violations of intellectual property -- as legally protected by copyrights and licenses. This includes, but is not limited to, the installation or distribution of illegal, "pirated", or other software products that are not appropriately licensed by Client.

      -  Violations of privacy.

     System and Network

      - Introduction of malicious programs into the network or Server (e.g. viruses, worms, Trojan horses, etc.).

      - Attempted or successful security breaches or disruption of Internet communication. Security breaches include, but are not limited to, accessing data of which Client is not an intended recipient or logging into a Server or account that Client is not expressly authorized to access.

      - Client may not execute any form of network monitoring (e.g. packet sniffer) which will intercept data not intended for Client Server.

      - Attempts to circumvent Client authentication or security of any host, network, or account ("cracking").

      - Attempts to interfere with or deny service to any user or any host (e.g. Denial of Service Attacks).


      - Use of any program/script/command, or sending messages of any kind, designed to interfere with a third party Clients terminal session, via any means, locally or via the Internet.

BILLING

      - Furnishing false or incorrect data on the signup form hosting agreement, or online hosting order application.

      - Attempts to circumvent or alter the processes or procedures to measure time, bandwidth utilization, or other methods to document "use" of Xcare.net's products and services.

MAIL

      - Sending unsolicited mail messages, including the sending of "junk mail" or other advertising material to individuals who did not specifically request such material (e.g. "spamming").

      -  Harassment, whether through language, frequency, or size of messages.

      -  Forging of mail header information to a third party.

      - Using the Xcare.net or Client account to collect replies to messages sent from another provider, which violate these rules or those of the other provider.

      - Creating or forwarding "chain letters" or other "pyramid schemes" of any type.

USENET NEWSGROUPS

      - Posting the same or similar message to large numbers of Usenet newsgroups.

      -  Posting chain letters of any type.

      - Posting encoded binary files to newsgroups not specifically named for that purpose.

      -  Cancellation or superseding of posted messages other than your own.

      -  Forging of header information.

      - Solicitations of mail for any other e-mail address other than that of the poster's account or service, with intent to harass or to collect replies.

IRC (INTERNET RELAY CHAT)

      - Use of IRC scripts or programs that will interfere with or deny service to other clients on any Server or host.

      - Running or attempting to run any IRC robot or Server on equipment other than the equipment provided by Xcare.net to the Client.

Administrator Accounts

The following section details Xcare.net's policy regarding administrator privileges with the products and services offered by Xcare.net's Hosting Services Group Clients utilizing Xcare.net Hosting Services products and services, whether the Server is provided by Xcare.net or is provided by the Client are subject to the following list of restrictions. The items in this list are not exhaustive and are provided solely for guidance to Clients using the Xcare.net Hosting Services. If any Client is unsure of whether a contemplated use or action is permitted it is Client's responsibility to determine the permitted use by contacting Xcare.net via electronic mail at brussell@xcare.net.

      -  Client may not change the IP address or name of the Server.

      - Client may not provide or share administrator privileges with individuals who have not reviewed and agreed to the terms of the Xcare.net Hosting Services Agreement and the Xcare.net Prohibited uses Policy for Xcare.net Hosting Services.

                                   SCHEDULE 1

                 HOSTING SERVICES DESCRIPTION AND PRICE SCHEDULE

In accordance with this agreement, Xcare.net will provide the following Services, resources and service features

      Server Configuration
      --------------------
      Hardware
      Sun Solaris

      Xcare.net Hosting Provided Software

      DATA CENTER
      -----------
        -   Xcare.net eCommerce Operations Center: associated with tools, software, database and reporting.

      BANDWIDTH & NETWORKING
      ----------------------
        -   T1 bandwidth with dedicated frame relay.

      BACKUP
      ------
        -   Provided redundancy through MCI/UUNet

      SERVICES
      --------
      Application maintenance (install upgrades)
      Application support (help desk)
      Technical support (remote, on-site additional)
      Account management

      PRICING                                                  SETUP FEE      MONTHLY FEE
      -------                                                  ---------      -----------
      Total pricing as configured above due upon                 [ * ]           [ * ]
      Acceptance and monthly thereafter for the
      duration of the contract:

      This represents 15% of the current Monthly
      Transaction Fee and will be adjusted accordingly.





* Confidential Treatment Requested

                                   SCHEDULE 2


                             MANAGED SERVICES OPTION


As the Managed Services portion of this Hosting agreement. Xcare.net will provide server administration and management services that include but are not necessarily limited to:

        -  Performance/resource monitoring and proactive problem resolution

        -  Daily systems administration tasks

        -  Applying operating system enhancements and security patches

        -  Adding user accounts

        -  Configuring DSN's and database connections

        -  Managing DNS services

        -  Adding/configuring FTP services

        -  Installing security certification keys

        -  Minor software revision changes & application patches

        -  Conducting automatic log rotation

        -  Checking disk space

        -  Facilitating restore requests

The above services are limited to a maximum of thirty (30) hours of proactive administration and thirty (30) hours of Client requested administration per month. In addition, Xcare.net Hosting will provide 24x7 1st level response for recovering application related problems that have caused a complete outage to the Web Services. However, these issues may need to be escalated to the appropriate Application Development contact provided by the client for resolution.